Exhibit 10.1

KIMBALL ELECTRONICS, INC.
ANNUAL AND/OR LONG-TERM PERFORMANCE SHARE AWARD AMENDMENT

This Amendment (“Amendment”) is dated December 2, 2014 by and between Kimball Electronics, Inc. (“Company”), and ________________ (“Recipient”) pursuant to the terms of certain Annual and/or Long-Term Performance Share Award Agreements as noted below (“Agreements”).
WHEREAS Recipient has been previously awarded by Kimball International, Inc. certain Annual and/or Long-Term Performance Share Awards (“Awards”), some of which remain outstanding, as follows:

Performance Share Type	Date of Award Agreement	KII Share Awards Outstanding
Long Term
Long Term
Long Term
Long Term
Long Term
Annual

AND WHEREAS each of such Agreements made provision for the appropriate equitable adjustment of the Awards in the event of a reorganization, sale, merger, consolidation or other similar transaction in a manner as the Compensation and Governance Committee of Kimball International, Inc. (“Committee”) might select.
AND WHEREAS Kimball International, Inc. completed a Spin-off transaction of its electronics business by a dividend of the common stock of the Company on October 31, 2014.
AND WHEREAS the Committee has determined that an appropriate equitable adjustment of the Awards as a result of the Spin-off is to multiply each outstanding Award by a factor of 1.94.
Now therefore, in consideration of these premises, the Company and Recipient hereby agree as follows:
AWARDS
The Awards shall be adjusted in the amounts as noted below, to be granted in shares of Company common stock:

Performance Share Type	KII Share Awards Outstanding	Adjustment Factor	Adjusted KE Share Awards Outstanding
Long Term		1.94
Long Term		1.94
Long Term		1.94
Long Term		1.94
Long Term		1.94
Annual		1.94

SHARES OF AWARDS
Shares of the Awards received will be determined by the applicable bonus percentages as noted in each of the Agreements computed under the Company’s Profit Sharing Incentive Bonus Plan for the applicable fiscal year(s) ending June 30 - beginning with the fiscal year ending June 30, 2015.

ASSIGNMENT AND OTHER TERMS
Each of the Agreements shall be considered assigned to the Company. All other terms and conditions of the Agreements, except as modified by this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Recipient have agreed to the terms and conditions of this Amendment all as of the day and date first above written.

By:	/s/ John H. Kahle	By:
	The Company John H. Kahle Vice President, General Counsel, Secretary Kimball Electronics, Inc.		Recipient